                                                                       EXHIBIT 4

                             SUBSCRIPTION AGREEMENT
                             ----------------------

Global Gold Corporation
104 Field Point Road
Greenwich, Connecticut 06830

Gentlemen:

         This Subscription Agreement (the "Agreement") has been executed by the undersigned in connection with the offer by Global Gold Corporation, a Delaware corporation (the "Company") to sell (the "Offering) up to a maximum of 4,000,000 shares, of its common stock, $.001 par value per share, with a minimum purchase of 50,000 shares of common stock (unless otherwise permitted by the Company), with the purchase price for such shares payable in cash upon subscription and the purchase of each share also entitling the purchaser to a warrant for the purchase on or before July 31, 2007 of an additional one-half of one share at the purchase price of $1.50 per share (or $0.75 per half of one share). The shares of common stock of the Company (the "Units" or the "Securities") are being offered pursuant to the Company's Confidential Private Placement
Memorandum dated June 23, 2005, as may be amended from time to time (the
"Memorandum"). The Offering is intended to come within the provision of
Regulation D under the Securities Act of 1933, as amended (the "Act").

         The undersigned and the Company hereby agree as follows:

         1.    Subscription.
               -------------

               (a)    Subject to the terms and conditions hereof, the
undersigned hereby irrevocably subscribes for the number of Units at the aggregate purchase price set forth at the end hereof at the rate of $0.75 per share (the "Purchase Price"). In connection therewith, the undersigned hereby tenders:

                      (i)    the Purchase Price in cash or by check (subject
to collection), bank draft or postal or express
money order payable in United States dollars, or by wire transfer, to "Global
Gold Corporation - Special Account"

                      (ii)   an executed copy of this Agreement;

                     (iii)   an executed copy of the Accredited Investor
Suitability Questionnaire; and

                      (iv)   an executed copy of the Registration Rights
Agreement.

               (b)    The Purchase Price will be deposited by the Company in a
non-interest-bearing segregated bank account at J.P. Morgan Chase Bank or another bank selected by the Company in its sole discretion. The Purchase Price will be available for the Company's sole use immediately upon its acceptance of the Agreement and the closing of the Offering or any tranche thereof.

         2.    The Company represents and warrants to the undersigned that since
March 31, 2005, there has been no material adverse change in the financial condition, results of operations or general affairs of the Company, other than as disclosed in the Memorandum, the periodic reports filed by the Company with the Securities and Exchange Commission, and press releases, issued by the
Company.

         3.    The undersigned represents and warrants to the Company that:

               (a)    The undersigned has received a copy of the Memorandum, and has carefully read and fully understands the Memorandum, including the Risk
Factors set forth therein and any additional risk factors reflected in any annual, quarterly and other reports filed by the Company with the Securities and
Exchange Commission or press releases;

               (b)    THE UNDERSIGNED UNDERSTANDS THAT THIS INVESTMENT IN
COMPANY IS ILLIQUID AND INVOLVES A HIGH DEGREE OF RISK AND IS ONLY SUITABLE FOR
AN INVESTOR WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT IN THE SECURITIES;

               (c)    The undersigned understands that the Securities offered
herein have not been registered under the Act or the securities laws of any state of the United States and will be subject to substantial restrictions on transferability unless and until the Securities are registered or an exemption from registration becomes available;

               (d)    The undersigned understands that an appropriate stop
transfer order will be placed on the books of the Company's transfer agent respecting the certificates evidencing the Securities and such certificates shall bear such legend until such time as the respective securities in question shall have been registered under the act or shall have been transferred in accordance with an opinion of counsel acceptable to counsel for the Company that such registration is not required;

               (e)    The undersigned's decision to purchase the Securities is
based solely on the information contained in the Memorandum;

               (f)    The residence of the undersigned set forth below is the
true and correct residence of the undersigned;

               (g)    The undersigned has read and understands the Memorandum;

               (h)    The undersigned meets the suitability standards set forth
in the Memorandum under "Who May Invest" and specifically satisfies the definition of an "accredited investor" or as otherwise set forth therein;

               (i)    The Accredited Investor Suitability Questionnaire executed and delivered by the undersigned is true and complete in all respects;

               (j)    The undersigned (A) has been given the opportunity to ask
questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and other matters pertaining to this investment, and all such questions have been answered to the satisfaction of the undersigned;
(B) has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum or that which has been otherwise provided in order for him to evaluate the merits and risks of investment in the Securities; and (C) has been given the opportunity to obtain additional information from the Company, in each case except to the extent the Company has informed the undersigned that it does not possess such information and cannot acquire it without unreasonable effort to expense, or that the requested information is proprietary and confidential, and the undersigned has not been furnished with any other offering literature or prospectus except as referred to herein in the Memorandum;

               (k)    The undersigned has not been furnished with any oral
representation, warranty or information in connection with the Offering by the
Company or any officer, director, employee, agent, affiliate or subsidiary or counsel or other advisor of any of them; and

               (l)    The undersigned is purchasing the Securities for his own
account for investment purposes only and not with a view to the sale or other distribution thereof, and that the undersigned presently has no intention of offering, selling, transferring, pledging, hypothecating, or otherwise disposing of all or any part of the Securities at any particular time, for any particular price, or upon the happening of any particular event or circumstances.

         4.    The undersigned understands and agrees that this subscription is subject to the following terms and conditions:

               (a)    This subscription is irrevocable and the execution and
delivery of this Agreement will not constitute an agreement between the undersigned and the Company until this Agreement has been accepted by the
Company;

               (b)    The Company can, in its sole discretion, reject a
subscription as soon as practicable after receipt of the undersigned's subscription. The undersigned will be promptly notified by the Company as to whether his subscription has been accepted. If the undersigned's subscription is not accepted, his check will be returned promptly and all of his obligations hereunder shall terminate; and

               (c)    This subscription is not transferable or assignable,
either before or after acceptance hereof by the Company, and the Securities issuable on account of this subscription will only be issued in the name of, and delivered to, the undersigned.

         5.    If the undersigned is a corporation, partnership, limited
liability company, estate or trust, the undersigned represents and warrants that:

               (a)    The undersigned has been duly formed and is validly
existing in good standing under the laws of the jurisdiction of its formation with full power and authority to enter into the transactions contemplated by this Agreement;

               (b)    This Agreement has been duly and validly authorized,
executed and delivered, and, when executed and delivered by the entity, will constitute the valid, binding and enforceable agreement of the undersigned;

               (c)    The person signing this Agreement and any other instrument delivered on behalf of such entity has been duly authorized by such entity and has full power and authority to do so; and

               (d)    Such entity has not been formed for the specific purposes
of acquiring the Securities.

         6.    The representations, warranties and agreements made by the undersigned and the Company herein have been made with the intent that they be relied upon by the other party for purposes of the Offering. Both parties further undertake to notify the other party immediately of any change in any information supplied by either party. If more than one person is signing this
Agreement, each representation, warranty and agreement shall be a joint and several representation, warranty and agreement of each such subscriber.

         7.    The undersigned unconditionally agrees to indemnify and hold the
Company, its officers, directors and shareholders or any other person who may be deemed to control the Company, and any of their counsel, advisors and accountants, harmless from any loss, liability, claim, damage or expense, arising out of the inaccuracy of any of the undersigned's, or his attorney's or agent's representations, warranties or statements or the breach of any of the agreements contained herein.

         8.    This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this
Agreement shall be instituted only in a federal or state court in the City of
New York in the State of New York (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the exclusive jurisdiction of any federal or state court in the City of New York in the State of New York in any
such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this
Agreement. All parties hereto agree that the mailing of any process in any suit, action or proceeding in accordance with the addresses reflected in this
Agreement shall constitute personal service thereof.

Dated: July 1, 2005

Number of Shares Subscribed at $0.75 per share: 1,000,000 Share [s]
Total Purchase Price:      $750,000
Payment Enclosed:          $750,000

ENTITY SUBSCRIBERS SIGN HERE:               INDIVIDUAL SUBSCRIBERS SIGN HERE:

Firebird Global Master Fund, Ltd.
--------------------------------------      ----------------------------------
Print Name of Subscriber                    Print Name of Subscriber

By: /s/ James Passin
   -----------------------------------      ----------------------------------
                                            Signature
James Passin, Director
--------------------------------------      ----------------------------------
Print Name and Title of Person Signing      Signature of Joint Subscriber, if
                                            any

Mailing Address:                            Mailing Address:

c/o Trident Trust Co. (Cayman) Ltd.
1 Capital Place, Box 847
---------------------------------------     ----------------------------------
Street Address                              Street Address

Grand Cayman, Cayman Islands
---------------------------------------     ----------------------------------
City, State and Zip Code                    City, State and Zip Code

CR-124871
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Taxpayer Identification Number              Social Security Number of Subscriber

Cayman Islands
---------------------------------------     ----------------------------------
Country of incorporation                    Social Security Number of Joint
                                            Subscriber

                                            ----------------------------------
                                            Passport number

(Check One)
__________        Individual

----------     Tenants-in-common

----------     Joint tenants with right of survivorship (each must sign)

----------     Community property.(0)

----------     Partnership

----------     Corporation
   x
----------     Limited Liability Company

----------     As custodian, trustee or agent for _____________________________

This Subscription Agreement is
accepted by Global Gold Corporation
this ____ day of ___________, 2005

By: _______________________________________
         Drury J. Gallagher, Chairman
         and Chief Executive Officer

---------------------------
     (0) * If the investor is a resident of a community property state, the subscription should indicate whether the Securities will be owned as separate or community property and will be registered jointly in the name of more than one person, and the nature of the joint ownership should be indicated (i.e., tenants in common, joint tenants with right of survivorship, tenants by the entirety, or other designation as may be permitted by the law of the state of the investor's domicile).